              As filed with the Securities and Exchange Commission
                                on July 31, 1995

                                                Registration No. 33-

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              ANALOG DEVICES, INC.
               (Exact name of issuer as specified in its charter)

        MASSACHUSETTS                                          04-2348234
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                            Identification No.)

ONE TECHNOLOGY WAY, P.O. BOX 9106, NORWOOD, MA                02062-9106
  (Address of Principal Executive Offices)                    (Zip Code)

                           1994 DIRECTOR OPTION PLAN
                            (Full title of the plan)

                             PAUl P. BROUNTAS, ESQ.
                                 HALE AND DORR
                                60 STATE STREET
                          BOSTON, MASSACHUSETTS 02109
                    (Name and address of agent for service)

                                 (617) 526-6000
         (Telephone number, including area code, of agent for service)

================================================================================

                        CALCULATION OF REGISTRATION FEE

                                   Proposed        Proposed
Title of                           maximum         maximum
securities         Amount          offering        aggregate       Amount of
to be              to be           price           offering        registration
registered         registered      per share       price           fee
- ----------         ----------      ---------       ---------       ------------
Common Stock,      200,000         $35.25(1)       $7,050,000(1)   $ 2,431.04
$.16 2/3           shares
par value
- --------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee, and based upon the average of the high and low prices of the Common Stock on the New York Stock Exchange on July 25, 1995 in accordance with Rules 457(c) and 457(h) of the Securities Act of 1933.

================================================================================

PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information required by Part I is included in documents sent or given to participants in the 1994 Director Option Plan of Analog Devices, Inc. (the "Registrant") pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act").

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     Item 3.  Incorporation of Certain Documents by Reference.

     The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934 (as amended, the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are filed with the Commission, are incorporated in this Registration Statement by reference:

          (1) The Registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b), or otherwise, under the Securities Act that contains, either directly or by incorporation by reference, audited financial statements for the Registrant's latest fiscal year for which such statements have been filed.

          (2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual reports or the prospectus referred to in (1) above.

          (3) The description of the common stock of the Registrant, par value $.16 2/3 per share ("Common Stock"), contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          (4) The Registrant's definitive proxy statement or information statement, if any, filed pursuant to Section 14 of the Exchange Act in connection with the latest annual meeting of its stockholders, and any definitive proxy or information statements so filed in connection with any subsequent special meetings of its stockholders.

          (5) Information as to stock options, including the amount outstanding, exercises, prices and expiration dates, included in the Registrant's definitive proxy statement, described in (4) above and which will be included in the future either in the Registrant's proxy statements, annual reports or appendices to the prospectus.

          All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents.

     Item 4.  Description of Securities.

          Not applicable.

     Item 5.  Interests of Named Experts and Counsel.

          Hale and Dorr, Boston, Massachusetts, will pass upon the validity of the shares offered hereby for the Company. Paul P. Brountas, a partner of Hale and Dorr, is Clerk of the Company and owns 20,544 shares of the Company's Common Stock.

     Item 6.  Indemnification

     Article 6A of the Registrant's Restated Articles of Organization, as amended (the "Articles of Organization") provides for indemnification of directors and officers to the full extent permitted under Massachusetts law.
Section 67 of Chapter 156B of the Massachusetts General Laws provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation, provided that, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged not to be entitled to indemnification under Section 67.

     Article 6A of the Registrant's Articles of Organization also provides for indemnification of directors and officers of the Registrant against liabilities and expenses in connection with any legal proceedings to which they may be made a party or with which they may become involved or threatened by reason of having been an officer or director of the Registrant or of any other organization at the request of the Registrant. Article 6A generally provides that a director or officer of the Registrant (i) shall be indemnified by the Registrant for all expenses of such legal proceedings unless he has been adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interests of the Registrant, and (ii) shall be indemnified by the Registrant for the expenses, judgments, fines and amounts paid in settlement and compromise of such proceedings.

        No indemnification will be made to cover costs of settlements and compromises if the Board determines by a majority vote of a quorum consisting of disinterested directors (or, if such quorum is not obtainable, by a majority of the disinterested directors of the Registrant), that such settlement or compromise is not in the best interests of the Registrant.

     Article 6A permits the payment by the Registrant of expenses incurred in defending a civil or criminal action in advance of its final disposition, subject to receipt of an undertaking by the indemnified person to repay such payment if it is ultimately determined that such person is not entitled to indemnification under the Articles of Organization. No advance may be made if the Board of Directors determines, by a majority vote of a quorum consisting of disinterested directors (or, if such quorum is not obtainable, by a majority of the disinterested directors of the Registrant), that such person did not act in good faith in the reasonable belief that his action was in the best interest of the Registrant.

     Article 6D of the Registrant's Articles of Organization provides that no director shall be liable to the Registrant or its stockholders for monetary damages for breach of his fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 61 or 62 of Chapter 156B, or (iv) for any transaction from which the director derived an improper personal benefit.

     The Registrant has directors and officers liability insurance for the benefit of its directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     Item 7.  Exemption from Registration Claimed

          Not applicable.

     Item 8.  Exhibits.

          The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

     Item 9.  Undertakings.

          1.   The Registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however that paragraphs (i) and (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be in the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Norwood, Commonwealth of Massachusetts on the 28th day of July, 1995.


                                         ANALOG DEVICES, INC.



                                         By: /s/ RAY STATA
                                             -----------------------------------
                                             Ray Stata
                                             Chairman and Chief
                                             Executive Officer




                               POWER OF ATTORNEY

     We, the undersigned officers and directors of Analog Devices, Inc. hereby severally constitute Ray Stata, Joseph E. McDonough, Paul P. Brountas and Mark
G. Borden, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Analog Devices, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                             Title
     ---------                             -----

/s/ RAY STATA                         Chairman, Chief          )
- -----------------------------         Executive Officer        )
Ray Stata                             and Director (Principal  )
                                      Executive Officer        )
                                                               )
                                                               )
/s/ JOSEPH E. MCDONOUGH               Vice President, Finance  )
- -----------------------------         (Principal Financial     )
Joseph E. McDonough                   and Accounting Officer)  )
                                                               )
                                                               )
/s/ JERALD G. FISHMAN                 President, Chief         )
- -----------------------------         Operating Officer and    )
Jerald G. Fishman                     Director                 )
                                                               )
                                                               )
                                      Director                 )
- -----------------------------                                  )
John L. Doyle                                                  )
                                                               )
                                                               )
/s/ SAMUEL H. FULLER                  Director                 ) July 28, 1995
- -----------------------------                                  )
Samuel H. Fuller                                               )
                                                               )
                                                               )
/s/ PHILIP L. LOWE                    Director                 )
- -----------------------------                                  )
Philip L. Lowe                                                 )
                                                               )
                                                               )
/s/ GORDON C. MCKEAGUE                Director                 )
- -----------------------------                                  )
Gordon C. McKeague                                             )
                                                               )
                                                               )
/s/ JOEL MOSES                        Director                 )
- -----------------------------                                  )
Joel Moses                                                     )
                                                               )
                                                               )
/s/ LESTER C. THUROW                  Director                 )
- -----------------------------                                  )
Lester C. Thurow                                               )


                                 EXHIBIT INDEX



    Exhibit
    Number       Description                                         Page
    -------      -----------                                         ----
      4.1 (1)    Restated Articles of Organization, as amended,
                  of the Company                                      --

      4.2 (2)    Amended and Restated By-laws of the Company          --

      4.3 (3)    Rights Agreement, as amended, by and between
                 the Company and The First National Bank of
                 Boston, as Rights Agent.                             --

      5          Opinion of Hale and Dorr

     23.1        Consent of Ernst & Young LLP

     23.2        Consent of Hale and Dorr (included in Exhibit 5)     --

     24          Power of Attorney (see page 7 of this
                  Registration Statement)                             --




- -----------------------
(1) Filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the quarter ended April 29, 1995 (File No. 1-7819) and incorporated herein by reference.

(2) Filed as an Exhibit to the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 1992, (File No. 1-7819) and incorporated herein by reference.

(3) Filed as an exhibit to Form 8, filed on June 27, 1989, amending the Registration Statement on Form 8-A relating to Common Stock Purchase Rights, and incorporated herein by reference.
